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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ____________

                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): June 21, 1999


                           ONYX SOFTWARE CORPORATION

              (Exact name of registrant as specified in charter)
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
                  Washington                                     0-68559                                91-1629814
(State or other jurisdiction of incorporation)           (Commission File Number)            (IRS Employer Identification No.)

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                             310-120th Avenue N.E.
                          Bellevue, Washington 98005
              (Address of principal executive offices) (Zip Code)


                                (425) 451-8060
             (Registrant's telephone number, including area code)
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Item 5.   Other Events

     On June 21, 1999, Onyx(R) Software Corporation ("Onyx") announced Onyx Enterprise Portal, a new generation in Customer Relationship Management (CRM). The Web-based product combines front office software, third-party applications and Internet content into a single digital workplace personalized for each individual.

     Onyx Enterprise Portal will provide a single destination from which employees, partners and customers can conduct daily business. Onyx believes that a personalized digital workplace will maximize both individual and corporate productivity while keeping the customer top-of mind, resulting in increased customer satisfaction at a lower cost.

     To further maximize effectiveness, Onyx Enterprise Portal can be personalized so each front office worker has the exact information and application functionality needed throughout the day. A sales user for example may have an Onyx Enterprise Portal interface that lets him manage key account data, the sales pipeline, configuration information, and commissions and expense reports, and view daily stock prices for customers, directions to their next appointment, and breaking news on competitors. Users can determine which CRM functionality, third-party applications, and Internet content is most relevant for them, and the interface can be customized accordingly.

     The Web-based application provides employees with access to their digital workplace from any Internet-enabled personal computer. Onyx Enterprise Portal also can easily be extended to partners, prospects, and customers.

     In conjunction with the delivery of Onyx Enterprise Portal, Onyx has also developed partnerships with several third-party application vendors and Internet content providers to form a single workplace where front office users can spend their entire day.

     For example, in addition to CRM functionality, Onyx Enterprise Portal ships with integrated Internet content such as corporate profiles, market research, stock quotes, maps, weather, news, sales coaching, professional journals, and organizations. This content is provided through partnerships with Go2Net, iMarket, Miller Heiman, SellingPower.com, and Supportindustry.com.

     Onyx Enterprise Portal users also have access to productivity tools, Web collaborations and Web presentations, pricing and commissions, industry and problem-resolution capabilities and expense reporting through application partnerships with Active Touch, Captura, Expensable.com, FirstLogic, Instinctive Technology, Microsoft, Primus, and Trilogy.

     Onyx Enterprise Portal has been designed to take advantage of the latest Internet technology to enhance performance, scalability, and responsiveness. Built on Microsoft Windows Distributed interNet Architecture, Onyx Enterprise Portal is a thin client design with a highly extensible n-tier, component-based architecture. Onyx Enterprise Portal is highly configurable at both the user interface and business services layers, which results in a rapidly deployable system with the flexibility to quickly adapt to changing business demands. Additionally, because all administration, customization, and upgrades are managed at the server, Onyx Enterprise Portal is

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easy and cost effective to deploy, maintain, and upgrade, which improves the productivity of the information services department as well as the front office.

     Onyx Enterprise Portal will be offered through Onyx's direct sales force and its value-added resellers. Hosted solutions will be offered through Onyx's Application Service Provider partners. Onyx Enterprise Portal is currently in beta testing and will be generally available in the third quarter of 1999.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ONYX SOFTWARE CORPORATION


                                        By:  /s/   Sarwat H. Ramadan
                                             -----------------------
                                             Sarwat H. Ramadan
                                             Chief Financial Officer


Dated: July 7, 1999

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